UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
April 4, 2007

(Date of earliest event reported)

SPACEHAB, Incorporated

(Exact name of registrant as specified in its charter)

Washington	0-27206	91-1273737
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

12130 State Highway 3, Building 1
Webster, Texas  77598

(Address of principal executive offices, including zip code)

(713) 558-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 4, 2007, the Board of Directors of SPACEHAB, Incorporated (the “Company”), acting on the recommendation of the Governance and Nominating Committee of the Board, approved the appointment of Mr. Mark Adams to the Board.

Since 2004, Mr. Adams, founder of Advocate, MD Financial Group, Inc., has served as Chairman, President and Chief Executive Officer.  He has also served as Chairman of Advocate’s wholly owned subsidiary, MD Insurance of the Southwest, Inc since 2004.  From 2000 to 2003, Mr. Adams was a minority owner, General Manager and Vice President of Sales and Marketing for Ward Adhesives, Inc.  From 1997 to 2000, he was the Global Sales Director and General Manager of Nitta-Findley Company based in Osaka, Japan.  From 1998 to 2000, Mr. Adams served in a variety of executive management positions including senior sales management and strategic business management roles.  Prior to 1998 he worked for public companies Xerox (NYSE:XRX) and Johnson & Johnson (NYSE:JNJ) in Sales.

A copy of the Company’s press release dated April 5, 2007, announcing this event is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(c)  Exhibits

Exhibit Number	Title of Document

99.1	Press release dated April 5, 2007 announcing the appointment of Mr. Adams to the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPACEHAB, Incorporated

April 6, 2007	By:	/s/ Brian K. Harrington
Brian K. Harrington
Sr. Vice President and Chief Financial Officer